Exhibit 4.2

BORROWER REAFFIRMATION AND AMENDMENT TO SECURITY AGREEMENT

Reference is hereby made to each of (i) that certain Third Amended and Restated Credit Agreement, dated as of March 3, 1993, amended and restated as of March 24, 1998, further amended and restated as of April 12, 2002 and further amended and restated as of March             , 2005 (as the same shall be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Restated Credit Agreement”), among EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation (“Holding”), EARLE M. JORGENSEN COMPANY, a Delaware corporation, (the “Borrower”), each of those financial institutions listed from time to time on Schedule I thereto (each a “Lender” and collectively, the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, acting as Agent (capitalized terms used herein without definition shall have the meaning given such terms in the Restated Credit Agreement), (ii) that certain Security Agreement, dated as of March 3, 1993 and amended as of March 24, 1998 (the “Security Agreement”), between Borrower and BT Commercial Corporation (the predecessor Agent), as Collateral Agent and (iii) all of the documents and transactions contemplated by the Restated Credit Agreement.

1. Reaffirmation. The undersigned hereby (a) agrees and reaffirms that all of its obligations under the Security Agreement and each of the other Credit Documents executed by it pursuant to the Prior Credit Agreements remain in full force and effect (except as amended or amended and restated in connection with the Restated Credit Agreement), and each such document is hereby deemed to be entered into pursuant to the Restated Credit Agreement, (b) reaffirms and confirms the grant of the security interest in the Collateral (as defined in the Security Agreement) pursuant to the Security Agreement and that the Liens created under the Credit Documents remain in full force and effect and (c) agrees and confirms that the security interest granted by the Security Agreement continues to secure all Obligations including, without limitation, the Obligations of Borrower outstanding on the Restatement Effective Date and all Obligations under the Restated Credit Agreement (including any increase in such Obligations effected pursuant to the Restated Credit Agreement) and the Revolving Notes issued thereunder. All references in the Credit Documents to the Credit Agreement shall, from and after the Restatement Effective Date, be deemed to refer to the Restated Credit Agreement.

2. Amendment to Security Agreement. The Security Agreement is hereby amended as follows:

(a) All references in the Security Agreement to “BT Commercial Corporation” shall mean Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and its permitted successors and assignees.

(b) The following Section 5.7 is added to the Security Agreement:

5.7

Grant Of License To Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5 (including, without limiting the terms of Sections 5.1 and 5.2 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, Assignor hereby grants to the Collateral Agent, for the benefit of the Secured Creditors, an irrevocable, nonexclusive license (exercisable by the Agent solely if an Event of Default shall have occurred and be continuing, and exercisable without payment of royalty or other compensation to Assignor) to use; license or sublicense any trademarks, service marks and trade dress, now held or hereafter acquired by Assignor (including pursuant to any license thereof under which the Assignor or any of its Domestic Subsidiaries is a licensee), including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

(c) Section 7.1 of the Security Agreement is amended to delete subsections (a) and (b) and to replace them with the following:

(a)	if to the Assignor, at the address specified for the Borrower in the Credit Agreement;

(b)	if to the Collateral Agent, at the address specified for the Agent in the Credit Agreement;

(d) Except as amended hereby, the Security Agreement and the Liens created thereby remain in full force and effect.

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE DIFFERENT PARTIES HERETO IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED SHALL BE AN ORIGINAL, BUT ALL OF WHICH SHALL TOGETHER CONSTITUTE ONE AND THE SAME INSTRUMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Borrower Reaffirmation and Amendment to Security Agreement to be duly executed by its authorized officer as of the date first above written.

EARLE M. JORGENSEN COMPANY

By
Name:
Title:

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent for the Lenders

By
Name:
Title: